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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries (the "Company") on Form S-3 of our report dated March 20, 2003, appearing and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 18, 2004